Exhibit 99.1

           Argonaut Group, Inc. Announces 2007 First Quarter Results

      Record First Quarter Operating Results Propel Double-Digit
                  Increase in Earnings, Improved ROE

    SAN ANTONIO--(BUSINESS WIRE)--May 7, 2007--Argonaut Group, Inc. (NasdaqGS:AGII) today announced financial results for the three months ended March 31, 2007.

    Highlights for the 2007 first quarter include the following:

    -- Net income increased to $25.1 million ($.73 per diluted share), up 22.4 percent compared to the first quarter of 2006

    -- Return on equity increased to 11.8 percent on 21 percent higher shareholders' equity than the first quarter of 2006;

    -- Operating results improved in all three of Argonaut Group's business segments;

    -- Investment income rose 14.2 percent over the 2006 first quarter;

    -- Cash flow increased to $52.1 million from $48.8 million during the same three months last year; and

    -- Book value per diluted common share increased 3.6 percent from Dec. 31, 2006.

    Argonaut Group President and CEO Mark E. Watson III said, "Each of our business segments delivered solid first quarter operating results, which collectively produced Argonaut Group's best-ever first quarter performance for gross, net and earned premiums, total revenue, underwriting income and operating income. I'm pleased we have been able to improve our market position and sustain our operating momentum in an increasingly competitive market environment."

    FINANCIAL RESULTS

    For the first quarter of 2007, Argonaut Group reported net income of $25.1 million, or $0.73 per diluted common share on 34.2 million shares. This compares to 2006 first quarter net income of $20.5 million, or $0.61 per share on 33.8 million shares.

    The Company believes operating income is another meaningful measure of Argonaut Group's performance, although it differs from net income under accounting principles generally accepted in the United States (GAAP) in that operating income excludes income tax benefit or expense and net realized investment gains and losses. For a reconciliation of operating income to GAAP net income for the three months ended March 31, 2007 and 2006, respectively, please refer to the reconciliation table included in this news release. Pre-tax operating income increased 18 percent for the quarter ended March 31, 2007 to $36.8 million, as compared to pre-tax operating income in the comparable quarter of 2006 of $31.2 million.

    Total revenue was $234.4 million during the first quarter of 2007 versus $224.6 million for the comparable quarter in 2006. Total revenue includes realized gains on the sales of investments, which were $0.6 million and zero for the first quarters of 2007 and 2006, respectively. Earned premiums for the three months ended March 31, 2007 were $205.6 million compared to $199.9 million for the same three months in 2006.

    The Company's combined ratio for the first quarter of 2007 was
94.2 percent versus 95.2 percent for the same three-month period in 2006. Pre-tax underwriting income for the first quarter of 2007 included $9.1 million of net favorable development on prior year loss reserves. First quarter 2007 combined ratios for Argonaut Group's primary business segments were as follows: Excess and Surplus Lines at
87.3 percent; Select Markets at 92.5 percent; and Public Entity at
82.0 percent.

    SEGMENT RESULTS

    Excess & Surplus Lines (E&S) - For the first quarter of 2007, gross written premiums and operating income for E&S totaled $187.7 million and $29.8 million, respectively. This compares to gross written premiums of $178.0 million and operating income of $17.0 million in the first quarter of 2006. The combined ratio for the 2007 first quarter was 87.3 percent, versus 93.4 percent for the same three-month period in 2006. During the first quarter of 2007, catastrophe losses from storm activity were zero versus $3.3 million during the first quarter of 2006.

    Select Markets - During the first quarter, gross written premiums were $78.3 million and operating income totaled $9.5 million, compared to gross written premiums of $72.9 million and operating income of $7.1 million during the same period in 2006. The combined ratio for the first quarter of 2007 was 92.5 percent versus 93.9 percent in the first quarter last year. During the first quarter of 2007, catastrophe losses from storm activity were zero versus $1.0 million during the first quarter of 2006.

    Public Entity - Gross written premiums for the first quarter were $20.8 million and operating income totaled $4.2 million, versus gross written premiums of $17.8 million and operating income of $2.1 million for the quarter ended March 31, 2006. For the first quarter of 2007, the combined ratio in this segment was 82.0 percent versus 92.2 percent during the same three-month period in 2006.

    CONFERENCE CALL

    Argonaut Group will webcast an investor conference call today May 7, 2007 starting at 11:00 a.m. EDT (10:00 a.m. CDT). The conference call can be accessed by visiting Argonaut Group's investor relations web page at www.argonautgroup.com and clicking on "investor relations," or by telephone toll free at 800-901-5241 (pass code:
49606377). The international dial-in number for the conference call is 617-786-2963. A replay of the conference call will be available approximately one hour after the call's completion on Argonaut Group's investor relations web page, or by telephone toll free at 888-286-8010 (pass code: 89214602). If calling from abroad, please access the conference call replay by dialing 617-801-6888 (passcode 89214602).

    FORWARD-LOOKING STATEMENTS DISCLOSURE

    This news release may contain "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. For a more detailed discussion of risks and uncertainties, see the Company's public filings made with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.

    ADDITIONAL INFORMATION ABOUT THE MERGER

    In connection with the proposed merger of Argonaut Group, Inc. and PXRE Group, Ltd (NYSE:PXT), the parties have filed certain materials with the SEC, including a joint proxy statement/prospectus regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors are able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Argonaut Group and PXRE Group without charge, at the SEC website (http://www.sec.gov) once such documents are filed with the SEC. Copies of the joint proxy statement/prospectus can also be obtained, without charge, by directing a written request to Argonaut Group, Inc., Attention: Craig Comeaux, Corporate Secretary, 10101 Reunion Place, Suite 500, San Antonio, TX 78216, or by calling 210-321-8505.

    Argonaut Group, PXRE Group and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Argonaut Group stockholders in respect of the proposed transaction. Information regarding Argonaut Group's directors and executive officers and their interests in the merger is available in the preliminary joint proxy statement/prospectus filed with the SEC on May 2, 2007, and in Argonaut Group's 2007 annual proxy statement filed with the SEC on April 3, 2007. Information regarding PXRE's directors and executive officers is available in the preliminary joint proxy statement/prospectus filed with the SEC on May 2, 2007 and in PXRE Group's Form 10-K/A filed with the SEC on April 23, 2007.

    ABOUT ARGONAUT GROUP, INC.

    Headquartered in San Antonio, Argonaut Group, Inc. (NasdaqGS:AGII) is a national underwriter of specialty insurance products in niche areas of the property and casualty market, with $3.8 billion in assets. Argonaut Group offers a full line of high-quality products and services designed to meet the unique coverage and claims handling needs of businesses in three primary segments: Excess and Surplus Lines, Select Markets, and Public Entity. Members of Argonaut Group include Colony, Argonaut Specialty, Rockwood, Great Central, Grocers Insurance, Trident, and Argonaut Insurance. Information on Argonaut Group and its subsidiaries is available at www.argonautgroup.com.

                         ARGONAUT GROUP, INC.
                      CONSOLIDATED BALANCE SHEETS
                (in millions, except per share amounts)

                                              March 31,   December 31,
                                                 2007         2006
                                             ------------ ------------
                                             (unaudited)
                   Assets
 Total investments                              $2,588.3     $2,514.1
 Cash and cash equivalents                          31.6         43.8
 Accrued investment income                          19.6         19.5
 Receivables                                       762.6        726.4
 Goodwill                                          106.3        106.3
 Other assets                                      310.2        311.4
                                             ------------ ------------
                Total assets                    $3,818.6     $3,721.5
                                             ============ ============

    Liabilities and Shareholders' Equity
 Reserves for losses and loss adjustment
  expenses                                      $2,080.5     $2,029.2
 Unearned premiums                                 516.0        516.4
 Other liabilities                                 340.0        328.2
                                             ------------ ------------
             Total liabilities                   2,936.5      2,873.8

 Total shareholders' equity                        882.1        847.7
                                             ------------ ------------
      Total liabilities and shareholders'
       equity                                  $ 3,818.6    $ 3,721.5
                                             ============ ============

 Book value per common share - basic              $26.64       $26.12
                                             ============ ============
 Book value per common share - diluted (a)        $26.24       $25.34
                                             ============ ============

(a) Book value per common share - diluted, includes the impact of the Series A Mandatory Convertible Preferred Stock on an as if converted basis.

                         ARGONAUT GROUP, INC.
                         FINANCIAL HIGHLIGHTS
                             ALL SEGMENTS
               (in millions, except per share amounts)


                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
                                                       (unaudited)

Gross Written Premiums                               $286.7    $269.2
Net Written Premiums                                  200.5     191.5

Earned Premiums                                       205.6     199.9
Net Investment Income                                  28.2      24.7
Gains on Sales of Investments                           0.6         -
                                                   --------- ---------
  Total Revenue                                       234.4     224.6

Losses and Loss Adjustment Expenses                   119.1     121.9
Underwriting, Acquisition and Insurance Expense        74.6      68.4
Interest Expense                                        3.3       3.1
                                                   --------- ---------
  Total Expenses                                      197.0     193.4

Income Before Tax                                      37.4      31.2
Income Tax Provision                                   12.3      10.7
                                                   --------- ---------
   Net Income                                         $25.1     $20.5
                                                   ========= =========

Net Income:
  From Operations                                     $36.8     $31.2
  From Sale of Investments                              0.6       0.0
                                                   --------- ---------
Income Before Taxes                                    37.4      31.2
  Income Tax Provision                                 12.3      10.7
                                                   --------- ---------
Total Net Income:                                     $25.1     $20.5
                                                   ========= =========

Net Income per Common Share (Basic):                  $0.76     $0.65
                                                   ========= =========

Net Income per Common Share (Diluted):                $0.73     $0.61
                                                   ========= =========

Weighted Average Common Shares (000's):
   Basic                                           32,917.3  31,081.4
                                                   ========= =========
   Diluted                                         34,202.9  33,804.3
                                                   ========= =========

                         ARGONAUT GROUP, INC.
                             SEGMENT DATA
                            (in millions)

                                                 Three Months Ended
                                                      March 31,
                                               -----------------------
                                                  2007        2006
                                                     (unaudited)
Excess & Surplus Lines
----------------------------------------------
 Gross Written Premiums                            $187.7      $178.0
 Net Written Premiums                               138.6       130.5
 Earned Premiums                                    134.6       123.1

 Underwriting Income                                $17.1        $8.1
 Net Investment Income                               12.7         8.9
                                               ----------- -----------
 Operating Income Before Taxes                      $29.8       $17.0
                                               =========== ===========

 Loss Ratio                                          55.1%       62.6%
 Expense Ratio                                       32.2%       30.8%
                                               ----------- -----------
 GAAP Combined Ratio                                 87.3%       93.4%
                                               =========== ===========

Select Markets
----------------------------------------------
 Gross Written Premiums                             $78.3       $72.9
 Net Written Premiums                                45.0        47.2
 Earned Premiums                                     54.6        53.9

 Underwriting Income                                 $4.1        $3.3
 Net Investment Income                                5.4         3.8
                                               ----------- -----------
 Operating Income Before Taxes                       $9.5        $7.1
                                               =========== ===========

 Loss Ratio                                          64.7%       65.3%
 Expense Ratio                                       27.8%       28.6%
                                               ----------- -----------
 GAAP Combined Ratio                                 92.5%       93.9%
                                               =========== ===========

Public Entity
----------------------------------------------
 Gross Written Premiums                             $20.8       $17.8
 Net Written Premiums                                17.1        14.0
 Earned Premiums                                     15.6        12.8

 Underwriting Income                                 $2.8        $1.0
 Net Investment Income                                1.4         1.1
                                               ----------- -----------
 Operating Income Before Taxes                       $4.2        $2.1
                                               =========== ===========

 Loss Ratio                                          51.6%       58.1%
 Expense Ratio                                       30.4%       34.1%
                                               ----------- -----------
 GAAP Combined Ratio                                 82.0%       92.2%
                                               =========== ===========

                         ARGONAUT GROUP, INC.
           RECONCILIATION OF OPERATING INCOME TO NET INCOME
                            (in millions)


                                                    Three Months Ended
                                                        March 31,
                                                    ------------------
                                                      2007      2006
                                                       (unaudited)


Excess & Surplus Lines                                $29.8     $17.0
Select Markets                                          9.5       7.1
Public Entity                                           4.2       2.1
Run-Off Lines                                           1.3       8.8
Corporate & Other                                      (8.0)     (3.8)
                                                    --------  --------
 Operating Income Before Taxes                         36.8      31.2
Gains on Sales of Investments                           0.6         -
                                                    --------  --------
 Income Before Taxes                                   37.4      31.2
Income Tax Provision                                   12.3      10.7
                                                    --------  --------
 Net Income                                           $25.1     $20.5
                                                    ========  ========

    CONTACT: Argonaut Group, Inc., San Antonio
             Mark Haushill, 210-321-8400
             Chief Financial Officer